UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated With Exit or Disposal Activities.
On December 5, 2013, the management of Peabody Energy Corporation (“Peabody”) approved a decision to cease production at the Wilkie Creek Mine in the Surat Basin in Queensland, Australia, and to close the mine by the end of 2013. Approximately 200 employees and contractors at the mine were notified of the closure on December 9, 2013.
As a result of this decision, management expects to record in discontinued operations mine closure-related charges of between $55 million and $65 million ($38 million and $46 million after-tax) in the fourth quarter of 2013. These charges include $30 million to $33 million for potential contractual liabilities; $16 million to $18 million for mine reclamation and rehabilitation; $5 million to $6 million for employee redundancy expenses; and $4 million to $8 million for other expenses. All of these charges are expected to result in future cash expenditures.
As a result of this decision, management also expects to record in discontinued operations a non-cash impairment charge of between $60 million and $65 million ($44 million and $48 million after-tax) in the fourth quarter of 2013.
Amounts related to this action are still being finalized. Additional details of this action will be provided in Peabody’s Annual Report on Form 10-K for the year ended December 31, 2013. Also, it is possible that charges in addition to those described above may be recognized in future periods.
A copy of Peabody’s press release announcing this action is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.06     Material Impairments.
The information set forth above under Item 2.05 of this report is incorporated by reference into this Item 2.06.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Peabody Energy Corporation press release dated December 9, 2013.

Cautionary Notice Regarding Forward-Looking Statements
This report includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “expect,” “may,” "forecast," “project,” “should,” “estimate,” “plan,” "outlook" or other similar words to identify forward-looking statements.
Without limiting the foregoing, all statements relating to our future operating results, anticipated capital expenditures, future cash flows and borrowings and sources of funding are forward-looking statements and speak only as of the date of this report. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but are subject to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements. Among the factors that could cause actual results to differ materially include: (a) the inability to complete the shutdown and remediation activities relating to the Wilkie Creek mine as planned or within the time periods anticipated, whether due to changes in regulations, technology or other factors; and (b) changes in preliminary accounting estimates due to the significant judgments and assumptions required.
When considering these forward-looking statements, you should keep in mind the cautionary statements in this filing and in our other Securities and Exchange Commission (SEC) filings, including the detailed discussion of other factors that could affect our results contained in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 9, 2013	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

99.1	Peabody Energy Corporation press release dated December 9, 2013.